UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 (this “Amendment”) hereby amends the Current Report on Form 8-K of Tollgrade Communications, Inc. (the “Company”), originally filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2007 (the “Form 8-K”), in connection with the Company’s hiring of Mr. Joseph Ferrara as Senior Vice President of Marketing and Sales. The purpose of this Amendment is to correct the description of Exhibit 10.1 attached to and incorporated by reference into the Form 8-K, and to attach to and incorporate by reference into this Amendment a new Exhibit 10.2. The information previously disclosed in the Form 8-K is incorporated by reference into this Amendment.
Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company filed the Form 8-K on August 1, 2007, reporting the hiring of Joseph Ferrara as Senior Vice President of Marketing and Sales, and briefly describing the terms of the material plans, contracts and arrangements in which Mr. Ferrara participates and to which Mr. Ferrara is party, including without limitation the severance and change in control agreements entered into between the Company and Mr. Ferrara (respectively, the “Severance Agreement” and the “Change in Control Agreement”). The Form 8-K provided that the Severance Agreement was attached to and incorporated by reference therein as Exhibit 10.1. The document attached as Exhibit 10.1 to the Form 8-K was in fact Mr. Ferrara’s Change in Control Agreement. Accordingly, Mr. Ferrara’s Severance Agreement is attached to and incorporated by reference into this Amendment as Exhibit 10.2. The description of Mr. Ferrara’s Severance Agreement in the Form 8-K is qualified in its entirety by reference to the complete text of the Severance Agreement as attached hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Agreement, dated August 1, 2007, between the Company and Joseph Ferrara, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 1, 2007.

10.2	Severance Agreement, dated July 3, 2007, between the Company and Joseph Ferrara, filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.

Dated: November 15, 2007	By:	/s/ Jennifer M. Reinke

Jennifer M. Reinke
Assistant Secretary